UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012 (December 18, 2012)

ORIENTAL FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oriental Center

Professional Offices Park

997 San Roberto Street, 10th Floor

San Juan, Puerto Rico 00926

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 18, 2012, Oriental Financial Group Inc. (“Oriental”) completed its previously announced acquisition of the Puerto Rico-based operations of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), consisting of all of the outstanding common stock of each of BBVAPR Holding Corporation (the sole shareholder of Banco Bilbao Vizcaya Argentaria Puerto Rico (“BBVA Puerto Rico”), a Puerto Rico chartered commercial bank, and BBVA Seguros, Inc., a subsidiary offering insurance services) and BBVA Securities of Puerto Rico, Inc., a registered broker-dealer, for $500 million in cash (the “Acquisition”). Immediately following the closing of the Acquisition, BBVA Puerto Rico merged with and into Oriental Bank and Trust (“Oriental Bank”), a wholly owned subsidiary of Oriental, with Oriental Bank continuing as the surviving entity. In early January 2013, Oriental plans to announce details on the integration, branding, advertising, and marketing of the combined companies.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement dated as of June 28, 2012 between Oriental and BBVA, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Oriental with the Securities and Exchange Commission on July 3, 2012, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: December 18, 2012	By:	/s/ Carlos O. Souffront
Name: Carlos O. Souffront
Title: Secretary of the Board of Directors